[LETTERHEAD]

FOR IMMEDIATE RELEASE

FROM:   Triathlon Broadcasting Company          CONTACT:
        Symphony Towers                         The Sillerman Companies
        Suite 1920                              150 East 58th Street
        750 B Street                            New York, NY 10155
        San Diego, CA 92101                     212-407-9126
                                                Attn: Cynthia A. Bond

               TRIATHLON BROADCASTING CREATES LINCOLN QUADROPOLY

SAN DIEGO, June 17, 1996 -- Triathlon Broadcasting Company (NASDAQ Small Cap:
TBCOA) today announced that it has closed on the acquisition of radio stations KIBZ(FM), KKNB(FM) and KHAT-AM which serve the Lincoln, Nebraska market for $3.225 million. The properties were acquired from Rock Steady, Inc. based in Lincoln. In addition to these three radio stations, Triathlon owns and operates two other Lincoln stations, KTGL(FM) and KZKX(FM).

Norman Feuer, President and Chief Executive Officer of the Company, said, "With the addition of these two FM stations we will now reach 35.5 per cent of the radio audience in Lincoln and will be able to offer advertisers an excellent range of target audiences. Both of these new stations are excellent properties with good upside potential regarding ratings and revenues."

The Sillerman Companies represented the buyer in this transaction.

Upon completion of all pending acquisitions, the Company, which is headquartered in San Diego, will own, operate, or provide services to thirty-six radio stations in seven markets:

        KXLK(FM)        Wichita, KS             KEYF-AM       Spokane, WA**
        KRBB(FM)        Wichita, KS             KUDY-AM       Spokane, WA**
        KFH-AM          Wichita, KS             KAQQ-AM       Spokane, WA
        KQAM-AM         Wichita, KS             KCDA(FM)      Spokane, WA***
        KEYN(FM)        Wichita, KS*            KNJY(FM)      Spokane, WA***
        KZSN(FM)        Wichita, KS             KKZX(FM)      Spokane, WA**
        KZSN-AM         Wichita, KS             KISC(FM)      Spokane, WA
        KIBZ(FM)        Lincoln, NE*            KNFR(FM)      Spokane, WA
        KKNB(FM)        Lincoln, NE*            KEYF(FM)      Spokane, WA**
        KHAT-AM         Lincoln, NE             KEGX(FM)      Tri-Cities, WA

                                     -more-





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        KZKX(FM)        Lincoln, NE             KNLT(FM)      Tri-Cities, WA****
        KTGL(FM)        Lincoln, NE             KIOK(FM)      Tri-Cities, WA
        KRRK(FM)        Omaha, NE               KTCR-AM       Tri-Cities, WA
        KXKT(FM)        Omaha, NE               KUJ-AM        Tri-Cities, WA****
        KSPZ(FM)        Colorado Springs, CO**  KALE-AM       Tri-Cities, WA
        KVUU(FM)        Colorado Springs, CO**  KOLL(FM)      Little Rock, AR
        KVOR-AM         Colorado Springs, CO**  KSSN(FM)      Little Rock, AR
        KTWK-AM         Colorado Springs, CO**  KMVK(FM)      Little Rock, AR


   *    Joint Sales Agreement with a contract to acquire
  **    Local Marketing Agreement with a contract to acquire
 ***    Will provide services under a joint sales agreement
****    Will provide services under a local marketing agreement

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